UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

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John Hancock Funds II

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JOHN HANCOCK FUNDS II
200 Berkeley Street
Boston, Massachusetts 02116

May 12, 2020

Dear Shareholders:

Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Boston Partners Global Investors, Inc. (“Boston Partners”) for International Value Fund (the “Fund”). Boston Partners succeeded Templeton Investment Counsel, LLC (“Templeton”) as subadvisor to the Fund, effective on February 12, 2020. This change also resulted in the termination of Templeton Global Advisors Limited as sub-subadvisor to the Fund. As with the subadvisory agreement with Templeton, pursuant to the new subadvisory agreement, Boston Partners manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board of Trustees of JHF II (the “Board”) and John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”).

The Board approved the new subadvisory agreement with Boston Partners. The new subadvisory agreement with Boston Partners is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have decreased at all asset levels in connection with the new subadvisory arrangement with Boston Partners and changes have been made to the Fund’s advisory and subadvisory fee breakpoints. The subadvisory fee is paid by the Advisor and not by the Fund. Because the Fund’s subadvisory fees are paid by the Advisor and not by the Fund, the decrease in the Fund’s advisory fees is a result of an amendment to the advisory agreement and not a direct result of the Boston Partners agreement. Please see below for further information.

Please note that JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy, with respect to this subadvisor change. The enclosed Information Statement provides information about the new subadvisory agreement and Boston Partners.

If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

Sincerely,
/s/ Thomas Dee
Thomas Dee
Assistant Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
200 Berkeley Street
Boston, Massachusetts 02116

INFORMATION STATEMENT

NEW SUBADVISORY AGREEMENT
FOR INTERNATIONAL VALUE FUND

INTRODUCTION

This Information Statement details a recent subadvisor change relating to International Value Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”). At its in-person meeting held on December 10-12, 2019, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust, its investment advisor or Boston Partners Global Investors, Inc. (“Boston Partners”), the new subadvisor (the “Independent Trustees”), unanimously approved a new subadvisory agreement appointing Boston Partners to serve as the new subadvisor to the Fund (the “Boston Partners Subadvisory Agreement”). At the same time, the Board approved the termination of Templeton Investment Counsel, LLC (“Templeton”) as subadvisor to the Fund and Templeton Global Advisors Limited as sub-subadvisor to the Fund. These changes became effective on February 12, 2020. This Information Statement is being delivered to shareholders on or about May 12, 2020. A discussion of the Board’s determination to appoint Boston Partners as the Fund’s subadvisor is provided in the “Board Consideration of Boston Partners Subadvisory Agreement” section below.

JHF II. JHF II is an open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.

Investment Management and Administration. John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”) is the Fund’s investment advisor. Pursuant to an investment advisory agreement with JHF II (the “Advisory Agreement”), the Advisor is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisor that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to a subadvisory agreement with the Advisor. The Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). In addition, the Advisor serves as the Fund’s administrator pursuant to a separate Service Agreement.

The Distributor. John Hancock Investment Management Distributors LLC (formerly John Hancock Funds, LLC) (the “Distributor”) serves as JHF II’s distributor.

The offices of the Advisor and the Distributor are located at 200 Berkeley Street, Boston, Massachusetts 02116. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife” in Canada and Asia and primarily as “John Hancock” in the United States.

Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (“SEC”), the Advisor is permitted to appoint a new subadvisor for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadvisor is not an affiliate of the Advisor. Because the Boston Partners Subadvisory Agreement described in this Information Statement does not involve a subadvisor that is affiliated with the Advisor, pursuant to the Order, JHF II is not required to obtain shareholder approval in connection with this subadvisor change. We are not asking you for a proxy and you are requested not to send us a proxy with respect to this subadvisor change.

Annual and Semiannual Reports. JHF II will furnish, without charge, a copy of the Fund’s most recent annual report and semiannual report to any shareholder upon request. To obtain a report, please contact a John Hancock Funds Customer Service Representative at 800-225-5291.

SUBADVISORY AGREEMENT
FOR INTERNATIONAL VALUE FUND

As described in more detail in the introduction, at its in-person meeting held on December 10-12, 2019, the Board approved the Boston Partners Subadvisory Agreement appointing Boston Partners as subadvisor for the Fund, replacing the Fund’s former subadvisor, Templeton and sub-subadvisor, Templeton Global Advisors Limited.

As with the subadvisory agreement with Templeton, pursuant to the Boston Partners Subadvisory Agreement, and as more fully described below, Boston Partners manages the Fund’s investments and determines the composition of the assets of the Fund subject to the supervision of the Board and the Advisor. The Boston Partners Subadvisory Agreement is not expected to result in any reduction in the level or quality of subadvisory services provided to the Fund. The advisory fees have decreased at all asset levels in connection with the Boston Partners Subadvisory Agreement. The subadvisory fee is paid by the Advisor, and not by the Fund. In connection with the appointment of Boston Partners, the advisory fee rates and subadvisory fee rates were revised, as discussed below. The Boston Partners Subadvisory Agreement has an effective date of February 12, 2020 and was approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on December 10-12, 2019. The subadvisory agreement with Templeton, dated January 1, 2014, as amended (the “Templeton Subadvisory Agreement”), was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting held on June 24-26, 2019 in connection with its annual review and continuance of such agreements.

The expenses of the preparation and mailing of this Information Statement are being paid by the Fund.

BOSTON PARTNERS

Boston Partners is a Delaware corporation that is registered as an investment advisor under the Advisers Act. The principal offices of Boston Partners are located at One Grand Central Place, 60 East 42nd Street, Suite 1550, New York, NY 10165.

Boston Partners Subadvisory Agreement

The principal responsibilities of Boston Partners under the Boston Partners Subadvisory Agreement and of Templeton under the Templeton Subadvisory Agreement are substantially similar, except as described below. The subadvisor manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Advisor, and formulates a continuous investment program for the Fund consistent with the Fund’s investment objective and policies. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. Certain terms of the agreements, including certain differences between the agreements, are described below.

Subadvisor Compensation. As compensation for its services under the Boston Partners Subadvisory Agreement and the Templeton Subadvisory Agreement, Boston Partners is paid, and Templeton was formerly paid, a subadvisory fee with respect to the Fund. Subadvisory fees are calculated and accrued daily based upon the Fund’s net assets, and the sum of the daily fee accruals is paid monthly in arrears. Pursuant to both the Boston Partners Subadvisory Agreement and the Templeton Subadvisory Agreement, the subadvisory fee accrued each calendar day is calculated by applying the annual percentage rates (including breakpoints) to the net assets of the Fund and dividing by 365 (366 in a leap year). Subadvisory fees are paid by the Advisor, not by the Fund. The advisory fees have decreased at all asset levels in connection with the Boston Partners Subadvisory Agreement and changes have been made to the Fund’s advisory and subadvisory fee breakpoints.

Changes in the Fund’s Advisory Fee and Subadvisory Fee

In connection with approving the Boston Partners Subadvisory Agreement for the Fund, the Board noted that there would be no changes to the Fund’s investment objective, principal investment strategies, benchmark, fundamental investment policies, or non-fundamental investment policies. The Fund’s investment objective is to seek long-term growth of capital.

In connection with the appointment of Boston Partners as subadvisor to the Fund, on December 10-12, 2019, the Board approved a lowering of the advisory fee at all asset levels as well as changes to the Fund’s advisory fee

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breakpoints, effective as of February 12, 2020 (the “Transition Date”), as shown in the comparison table below. The management fee is stated as an annual percentage of the aggregate net assets of the Fund (together with the assets of any other applicable fund identified in the advisory agreement) determined in accordance with the following schedule, and that rate is applied to the average daily net assets of the Fund.

Current Advisory Fee Schedule		Former Advisory Fee Schedule
Average daily net assets	Annual rate	Average daily net assets	Annual rate
First $300 million*	0.825%	First $150 million	0.950%
$300 million to $2.5 billion*	0.775%	Next $150 million	0.850%
Next $500 million	0.750%	Excess over $300 million*	0.800%
Excess over $3 billion**	0.725%	*When aggregate net assets exceed $300 million, the rate is 0.800% on all assets of the Fund.
* When aggregate net assets are less than $300 million, the advisory fee is 0.825%. When aggregate net assets are equal to or exceed $300 million, the advisory fee is 0.775% on all net assets up to $2.5 billion.
**The fee schedule above became effective February 12, 2020.

The Board also approved changes to the Fund’s subadvisory fee breakpoints, effective as of the Transition Date. The changes to the subadvisory fees and breakpoints result in subadvisory fee rates that are lower than the subadvisory fee rates at all asset levels under the prior agreement.

For additional information about the Fund’s investment objective, investment policies, and advisory fee rates, refer to the Fund’s current prospectus, as may be supplemented from time to time.

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Board Consideration of Boston Partners Subadvisory Agreement

At its in-person meeting held on December 10-12, 2019, the Board, including the Independent Trustees, approved the Boston Partners Subadvisory Agreement between the Advisor and Boston Partners with respect to the Fund.

In considering the Boston Partners Subadvisory Agreement, the Board received in advance of the meeting a variety of materials relating to the Fund and Boston Partners including comparative performance, fee and expense information of Boston Partners and Templeton; performance information for relevant indices; other pertinent information, such as comparative performance information for a comparably managed account, as applicable; and other information provided by Boston Partners regarding the nature, extent and quality of services to be provided by Boston Partners under the Boston Partners Subadvisory Agreement. The Board also took into account discussions with management and information provided to the Board with respect to the services to be provided by Boston Partners to the Fund. The information received and considered by the Board was both written and oral.

Throughout the process, the Board asked questions of and requested additional information from management. The Board was assisted by counsel for the Trust and the Independent Trustees were also separately assisted by independent legal counsel throughout the process. The Independent Trustees also received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed Boston Partners Subadvisory Agreement and discussed the approval of the Agreement in private sessions with their independent legal counsel at which no representatives of management were present.

In approving the Boston Partners Subadvisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those discussed below. The Board also considered other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and did not treat any single factor as determinative, and each Trustee may have attributed different weights to different factors.

Approval of Boston Partners Subadvisory Agreement

In making its determination with respect to approval of the Boston Partners Subadvisory Agreement, the Board reviewed (i) information relating to Boston Partners’ business; (ii) the historical performance of the Fund under the management of Templeton, which included comparative performance information of the Fund and the Fund’s benchmark index and the performance of a comparable account managed by Boston Partners; (iii) the subadvisory fee for the Fund; and (iv) information relating to the nature and scope of any material relationships and their significance to the Fund’s Advisor and the Subadvisor. The Board also considered that the subadvisory fee rates for the Fund under the Boston Partners Subadvisory Agreement: (i) are lower than the rates under the Templeton Subadvisory Agreement at all asset levels; (ii) are paid by the Advisor not the Fund; (iii) are a product of arms-length negotiation between the Advisor and Boston Partners; and (iv) are reasonable. In addition, approval of the Boston Partners Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and an amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s advisory fees at all asset levels.

Nature, extent, and quality of services. With respect to the services to be provided to the Fund by Boston Partners, the Board considered Boston Partners’ current level of staffing and its overall resources. The Board reviewed Boston Partners’ history and investment experience, as well as information regarding the qualifications, background, and responsibilities of Boston Partners’ investment and compliance personnel who will provide services to the Fund. The Board also considered, among other things, Boston Partners’ compliance program and any disciplinary history. The Board also considered Boston Partners’ risk assessment and monitoring processes. The Board reviewed Boston Partners’ regulatory history, including whether it was currently involved in any regulatory actions or investigations as well as material litigation, and any settlements and mitigating actions undertaken, as appropriate. The Board noted that the Advisor would conduct regular periodic reviews of Boston Partners and its operations in regard to the Fund, including regarding investment processes and organizational and staffing matters. The Board also noted that the Trust’s Chief Compliance Officer and his staff would conduct regular, periodic compliance reviews with Boston Partners and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Boston Partners and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account the financial condition of Boston Partners.

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The Board considered Boston Partners’ investment process and philosophy. The Board took into account that Boston Partners’ responsibilities will include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objective, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to performance of these services. The Board also received information with respect to Boston Partners’ brokerage policies and practices, including with respect to best execution and soft dollars.

Subadvisor compensation. In considering the cost of services to be provided by Boston Partners and the profitability to Boston Partners of its relationship with the Fund, the Board noted that the fees under the Boston Partners Subadvisory Agreement are paid by the Advisor and not the Fund. The Board also noted that there will be no increase in the advisory fees paid by the Fund as a consequence of the execution of the Boston Partners Subadvisory Agreement and that a proposed amendment to the Fund’s advisory agreement will have the effect of reducing the Fund’s the advisory fees at all asset levels. The Board noted that the subadvisory fees under the Boston Partners Subadvisory Agreement would be lower than the fees under the Templeton Subadvisory Agreement at all asset levels.

The Board also relied on the ability of the Advisor to negotiate the Boston Partners Subadvisory Agreement with Boston Partners, which is not affiliated with the Advisor, and the fees thereunder at arm’s length. As a result, the costs of the services to be provided and the profits to be realized by Boston Partners from its relationship with the Trust were not a material factor in the Board’s consideration of the Boston Partners Subadvisory Agreement.

The Board also received information and took into account any other potential conflicts of interest the Advisor might have in connection with the Boston Partners Subadvisory Agreement.

In addition, the Board considered other potential indirect benefits that Boston Partners and its affiliates may receive from Boston Partners’ relationship with the Fund, such as the opportunity to provide advisory services to additional funds in the John Hancock fund complex and reputational benefits.

Subadvisory fees. The Board considered that the Fund pays an advisory fee to the Advisor and that, in turn, the Advisor pays a subadvisory fee to Boston Partners. The Board also considered that the subadvisory fee to be paid to Boston Partners for managing the Fund is lower than the fee previously paid to Templeton at all asset levels. The Board also took into account that the Fund’s advisory fee was also being amended and would result in advisory fee rates that are lower than the current advisory fee rates. The Board also considered, as available, the Fund’s subadvisory fees as compared to comparable investment companies.

Subadvisor performance. As noted above, the Board considered the Fund’s performance as compared to the Fund’s benchmark index under the management of Templeton and noted that the Board reviews information about the Fund’s performance results at its regularly scheduled meetings. The Board noted the Advisor’s expertise and resources in monitoring the performance, investment style, and risk-adjusted performance of Boston Partners. The Board also noted Boston Partner’s long-term performance record for a similar account.

Board determinations. The Board’s decision to approve the Boston Partners Subadvisory Agreement was based on a number of determinations, such as information relating to Boston Partners’ business, including the historical performance of the Fund under the management of Templeton, relative to the historical performance of the proposed strategy managed by Boston Partners; Boston Partners has extensive experience and demonstrated skills as a manager; and that the subadvisory fee rates for the Fund under the Boston Partners Subadvisory Agreement: (i) are lower than the rates under the Templeton Subadvisory Agreement at all asset levels; (ii) are reasonable in relation to the level and quality of services to be provided under the Boston Partners Subadvisory Agreement; (iii) are paid by the Advisor not the Fund; (iv) have breakpoints that are reflected as breakpoints in the advisory fees for the Fund in order to permit shareholders to benefit from economies of scale if the Fund grows; and (v) are a product of arms-length negotiation between the Advisor and Boston Partners. In addition, the Board considered that approval of the Boston Partners Subadvisory Agreement will not result in any increase in the advisory fees for the Fund and the advisory fees will be lower for the Fund at all asset levels.

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Additional Information About Boston Partners Global Investors, Inc.

Boston Partners Global Investors, Inc. (“Boston Partners”) is a Delaware corporation. The principal offices of Boston Partners are located at One Grand Central Place, 60 East 42nd Street, Suite 1550, New York, NY 10165.

During the last fiscal year, the Fund did not pay commissions to any affiliated broker of the Fund.

Management of Boston Partners. The names and principal occupations of the principal executive officers and directors of Boston Partners are listed below. The business address of each such person is One Grand Central Place, 60 East 42nd Street, Suite 1550, New York, NY 10165.

Name	Principal Occupation
Joseph F. Feeney, Jr.	CEO and Director
Mark E. Donovan	Senior Portfolio Manager and Director
William G. Butterly, III	General Counsel
Matthew J. Davis	Chief Administrative Officer
Mark S. Kuzminskas	Chief Operating Officer
Kenneth M. Lengieza	Chief Compliance Officer
Greg A. Varner	Chief Financial Officer
Stan H. Koyanagi	Chairman and Director
David G. Van Hooser	Director
Paul E. Wilson	Director

Similar Investment Companies Managed by Boston Partners. Boston Partners acts as subadvisor to Disciplined Value International Fund, a series of John Hancock Investment Trust, and John Hancock Disciplined Value International Trust (formerly International Value Trust), a series of John Hancock Variable Insurance trust, each of which has the same portfolio management team and investment strategy as Fund following the reassignment. Boston Partners does not, and as of May 1, 2020 did not, act as advisor or subadvisor to any other registered investment companies or series thereof having investment objectives and strategies substantially the same as those of the Fund.

Comparison of Templeton Subadvisory Agreement and Boston Partners Subadvisory Agreement

The terms of the Boston Partners Subadvisory Agreement and the Templeton Subadvisory Agreement are substantially similar and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement,” and Boston Partners and Templeton generally are collectively referred to as the “subadvisor.”

Duties of the Subadvisor. Subject to the supervision of the Board and the Advisor, the subadvisor manages the investment and reinvestment of the assets of the Fund and formulates a continuous investment program for the Fund consistent with its investment objective and policies, as described in the then current registration statement of JHF II. The subadvisor implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Advisor. At its expense, the subadvisor furnishes all necessary facilities, including salaries of personnel, required for it to execute its duties faithfully. The subadvisor also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment, necessary for the efficient conduct of the investment affairs of the Fund (excluding determination of net asset value and shareholder accounting services). In addition, the subadvisor maintains all accounts, books and records with respect to actions by the subadvisor on behalf of the Fund as are required to be maintained by an investment advisor to a registered investment company under the 1940 Act, the Advisers Act, and the rules thereunder.

The subadvisor selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions, if applicable. The subadvisor is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Trust’s registration statement, as amended. The subadvisor may pay a broker-dealer

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that provides research and/or brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadvisor determines that the higher spread or commission is reasonable in relation to the value of the brokerage and/or research services that such broker-dealer provides, viewed in terms of either the particular transaction or the subadvisor’s overall responsibilities with respect to accounts managed by the subadvisor. The subadvisor may use for the benefit of its other clients, or make available to companies affiliated with the subadvisor or its directors for the benefit of its clients, any such brokerage and/or research services that the subadvisor obtains from brokers or dealers, as described above.

Term. The Boston Partners Subadvisory Agreement was approved by the Trustees and the Independent Trustees at the in-person Board meeting held on December 10-12, 2019 for an initial two-year term. The Templeton Subadvisory Agreement was initially approved by the Trustees and the Independent Trustees at an in-person Board meeting held on December 14-16, 2011 for an initial two-year term, and its continuance was most recently approved by the Trustees and the Independent Trustees at an in-person Board meeting held on June 24-26, 2019. Each subadvisory agreement continues in effect after its initial term only if such continuance is specifically approved at least annually either: (a) by the Trustees; or (b) by the vote of a “majority of the outstanding voting securities” of the Fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

The Board voted to terminate the Templeton Subadvisory Agreement on December 10-12, 2019.

Termination. The subadvisory agreement provides that it may be terminated at any time, without the payment of any penalty, by the Trustees, or, with respect to the Fund, by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Advisor and the subadvisor, or by the Advisor or subadvisor on sixty days’ written notice to the Fund and the other party. The subadvisory agreement will terminate automatically, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Advisor and the Trust terminates for any reason.

Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of any amendment will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment.

As described above, pursuant to the Order and with respect to subadvisors that are not affiliates of JHF II or the Advisor, the Advisor is permitted to appoint a new unaffiliated subadvisor for the Fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II, therefore, is able to engage non-affiliated subadvisors from time to time without the expense and delays associated with holding a meeting of shareholders.

Liability of Subadvisor. The subadvisory agreement provides that neither the subadvisor nor any of its directors, officers, or employees shall be liable to the Advisor or the Trust for any loss suffered by the Advisor or the Fund resulting from its acts or omissions as subadvisor to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadvisor, or its directors, or, with respect only to the Boston Partners Subadvisory Agreement, any of Boston Partners’ officers or employees.

Consultation with Subadvisors to the Fund. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadvisor from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisors to the Fund; (b) other subadvisors to another fund in the Trust; and (c) other subadvisors to funds under common control with the Fund. The Boston Partners Subadvisory Agreement also states that the Advisor will provide Boston Partners with a written list of such other subadvisors and update the list in the event of any changes. In addition, the Boston Partners Subadvisory Agreement clarifies that any person to whom Boston Partners has delegated any of its duties would not be a “subadvisor” for purposes of Rule 17a-10, and that Boston Partners may consult with such person concerning transactions for the Fund in securities or other assets.

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Confidentiality of JHF II Portfolio Holdings. The subadvisory agreement provides that the subadvisor is required to treat Fund portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information.

Compliance Policies. Pursuant to the subadvisory agreement, the subadvisor agrees to provide the Advisor with its written policies and procedures (“Compliance Policies”) as required by Rule 206(4)-7 under the Advisers Act. Throughout the term of the subadvisory agreement, the subadvisor will provide the Advisor with information relating to various compliance matters including material changes in the Compliance Policies and information and access to personnel and resources that the Advisor may reasonably request to enable JHF II to comply with Rule 38a-1 under the 1940 Act.

Other Matters

Ownership of Shares of the Fund. To the best knowledge of the Fund, as of April 1, 2020, the Trustees and officers of the Trust beneficially owned less than 1% of the outstanding shares of any class of shares of the Fund.

To the knowledge of the Fund, as of April 15, 2020, the following shareholders owned of record or beneficially 5% or more of the outstanding classes of shares of the Fund. A shareholder who owns beneficially more than 25% of any class of the Fund is deemed to control that class. Shareholders who have the power to vote a larger percentage of shares (at least 25% of the voting shares) of the Fund can control the Fund and determine the outcome of a shareholder meeting.

Class	Name and Address	Percentage	Ownership
NAV	T ROWE PRICE SERVICES INC FBO ALASKA COLLEGE SAVINGS TRUST PORTFOLIO 2033-2036 100 E. PRATT ST., FL 7 BALTIMORE MD 21202-1013	7.05%	Beneficial
NAV	T ROWE PRICE SERVICES INC FBO ALASKA COLLEGE SAVINGS TRUST PORTFOLIO EQUITY 100 E. PRATT ST., FL 7 BALTIMORE MD 21202-1013	12.86%	Beneficial
NAV	T ROWE PRICE SERVICES INC FBO ALASKA COLLEGE SAVINGS TRUST PORTFOLIO 2021-2024 100 E. PRATT ST., FL 7 BALTIMORE MD 21202-1013	15.01%	Beneficial
NAV	T ROWE PRICE SERVICES INC FBO ALASKA COLLEGE SAVINGS TRUST PORTFOLIO 2029-2032 100 E. PRATT ST., FL 7 BALTIMORE MD 21202-1013	16.34%	Beneficial
NAV	T ROWE PRICE SERVICES INC FBO ALASKA COLLEGE SAVINGS TRUST PORTFOLIO 2025-2028 100 E. PRATT ST., FL 7 BALTIMORE MD 21202-1013	22.05%	Beneficial
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Class	Name and Address	Percentage	Ownership
NAV	T ROWE PRICE SERVICES INC FBO ALASKA COLLEGE SAVINGS TRUST TEMPLETON INTERNATIONAL VALUE FUND 100 E. PRATT ST., FL 7 BALTIMORE MD 21202-1013	22.53%	Beneficial
1	JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) 201 TOWNSEND STREET, SUITE 900 LANSING MI 48933	91.51%	Beneficial
1	JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK 100 SUMMIT LAKE DRIVE, SECOND FLOOR VALHALLA NY 10595	8.49%	Beneficial

Shareholders’ Proposals. The Fund is not required and does not intend to hold meetings of shareholders each year. Instead, meetings will be held only when and if required. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders must submit the proposal in writing, so that it is received by the Fund at 200 Berkeley Street, Boston, Massachusetts 02116, within a reasonable time before any meeting.

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John Hancock Investment Management 200 Berkeley Street Boston, MA 02116

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 12, 2020

Relating to

INTERNATIONAL VALUE FUND
a series of John Hancock Funds II

200 Berkeley Street
Boston, Massachusetts 02116

Telephone: 800-225-5291

This communication (the “Notice”) presents only an overview of a more complete Information Statement that is available to you on the Internet relating to International Value Fund (the “Fund”), a series of John Hancock Funds II (the “Trust” or “JHF II”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a subadvisor change relating to the Fund that took effect as of February 12, 2020. At an in-person meeting held on December 10-12, 2019, pursuant to the recommendation of John Hancock Investment Management LLC (formerly John Hancock Advisers, LLC) (the “Advisor”), the Board of Trustees of the Trust (the “Board”) approved a new subadvisory agreement appointing Boston Partners Global Investors, Inc. (“Boston Partners”) as subadvisor to the Fund. At the same time, the Board approved the termination of Templeton Investment Counsel, LLC (Templeton) as subadvisor to the Fund.

The appointment of Boston Partners as subadvisor to the Fund was effected in accordance with an exemptive order (the “Order”) that the U.S. Securities and Exchange Commission granted to the Trust permitting the Advisor to enter into and materially amend subadvisory agreements with unaffiliated subadvisors solely with Board approval, subject to certain conditions, and without obtaining shareholder approval. Consequently, the Trust is not soliciting proxies to approve this change. The Order does, however, require that an information statement be provided to you containing much of the same information that would have been included in a proxy statement soliciting approval of the new subadvisory agreement with Boston Partners.

In lieu of physical delivery of the Information Statement (other than on request as described below), JHF II has made the Information Statement available to you online at https://www.jhinvestments.com/content/dam/JHINV/public/MutualFunds/Documents/ProxyInformation/InformationStatements/international-value-information-statement-jhi.pdf until 90 days from the date the Notice was first sent to shareholders. A paper or email copy of the Information Statement may be obtained, without charge, by contacting 800-225-5291 no later than 90 days from the date the Notice is first sent to shareholders.

If you want to receive a paper or email copy of the Information Statement free of charge, you must request one no later than 90 days from the date the Notice is first sent to shareholders.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports and other materials that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to the Trust’s address, or by calling the telephone number shown above. The Trust will then promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated.